UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2015

Aceto Corporation
(Exact Name of Registrant as Specified in its Charter)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry Into a Material Definitive Agreement

As previously reported by ACETO Corporation (the “Company”) in a Current Report on Form 8-K filed with the SEC on November 12, 2015 (the “Prior 8-K”), on November 10, 2015, the Company entered into a purchase agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell $125 million aggregate principal amount of 2.00% Convertible Senior Notes due 2020 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). At the closing of the sale of the Notes, which occurred on November 16, 2015, the Company entered into an Indenture relating to the issuance of the Notes (the “Indenture”), by and between the Company and Citibank, N.A., as trustee (the “Trustee”). The Indenture includes a description of the terms of the Notes. The description of the Notes set forth in the Prior 8-K under “Item 1.01    Entry Into a Material Definitive Agreement-Indenture” is incorporated by reference herein. The Indenture and the form of Global 2.00% Convertible Senior Note due 2020 are attached as Exhibits to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 9.01            Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated November 16, 2015 between ACETO Corporation and Citibank, N.A.

4.2	Form of Global 2.00% Convertible Senior Note due 2020 (included in Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: November 16, 2015	By:	/s/ Salvatore Guccione
Salvatore Guccione
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated November 16, 2015 between ACETO Corporation and Citibank, N.A.

4.2	Form of Global 2.00% Convertible Senior Note due 2020 (included in Exhibit 4.1).